Exhibit 5.1
599 Lexington Avenue
New York, NY 10022-6069
+1.212.848.4000

January 19, 2021
Qualtrics International Inc.
333 West River Park Drive
Provo, Utah 84604

Qualtrics International Inc.
Ladies and Gentlemen:

We have acted as counsel to Qualtrics International Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (Registration No. 333-251770) filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2020, and each amendment thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Qualtrics Shares”) issuable upon the vesting and settlement of the Company’s restricted stock units (“Qualtrics RSUs”) that are to be issued and are issuable pursuant to the offer (the “Exchange Offer”) of the Company and SAP SE, a European company incorporated under the laws of the European Union and the Federal Republic of Germany (“SAP”). The Exchange Offer provides eligible employees of the Company and SAP with the opportunity to exchange all of such employees’ cash-settled fixed value rights and cash-settled restricted stock units with respect to SAP Ordinary Shares, without nominal value (the “SAP Shares”) for Qualtrics RSUs. The offering of the Qualtrics RSUs pursuant to the Exchange Offer will be as set forth in the prospectus forming part of the Registration Statement (the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In that connection, we have reviewed originals or copies of the following documents:
(a)The Registration Statement;
(b)The Tender Offer Statement on Schedule TO filed by the Company and SAP with the Commission on December 28, 2020, and each amendment thereto, including the exhibits thereto;
(c)The Amended and Restated Certificate of Incorporation, which is included as Exhibit 3.1 to the Registration Statement;
(d)The Amended and Restated Bylaws of the Company, which is included as Exhibit 3.2 to the Registration Statement;
(e)The Qualtrics International Inc. 2021 Employee Omnibus Equity Plan (the “Plan”) and the form of award agreements thereunder;
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Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

(f)The Agreement and Plan of Merger, dated November 11, 2018, by and among SAP America, Inc., the Company, Bucknell Merger Subsidiary, Inc. and Shareholder Representative Services LLC, and the disclosure schedules thereto;
(g)The SAP “Move” and “Grow” equity plans;
(h)Certain resolutions of the Board of Directors of the Company relating to the Exchange Offer, the Plan and related matters; and
(i)The originals or copies of such other corporate records of the Company and SAP, certificates of public officials and officers of the Company and SAP and such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.
For the purposes of this opinion letter, we have assumed:
(a)The genuineness of all signatures.
(b)The authenticity of the originals of the documents submitted to us.
(c)The conformity to authentic originals of any documents submitted to us as copies.
(d)As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company and SAP.
We have not independently established the validity of the foregoing assumptions.
Based upon and subject to the foregoing, we are of the opinion that:
(a)When the Registration Statement becomes effective under the Securities Act, the Exchange Offer is consummated and the Qualtrics RSUs are delivered in exchange for cash-settled fixed value rights and cash-settled restricted stock units with respect to SAP Shares, each Qualtrics RSU will be a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms and conditions of the Exchange Offer, the Plan and the applicable award agreement; and
(b)Upon the vesting and settlement of the Qualtrics RSUs in accordance with the terms of the Plan and the applicable award agreements, the Qualtrics Shares issued pursuant such awards will be validly issued, fully paid and non-assessable.
Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.
This opinion letter is provided solely in connection with the offering of the Qualtrics RSUs and Qualtrics Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP
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